UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2009

Belvedere SoCal
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-141453	20-8356735
(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 825, San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(415) 434-1236
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Note Issuance

In January, February and March of 2009, Belvedere Capital Fund II L.P. (the “Fund”), our largest stockholder, made loans to Belvedere SoCal (“SoCal”) in the amounts of $2.0 million, $0.5 million and $6.5 million, respectively (the “Senior Notes”). The annual interest rate on these Senior Notes is 15% and each includes a transaction fee equal to 2% of the principal amount payable to the Fund. The Senior Notes mature on July 1, 2009 and can be repaid at the Fund’s discretion in either cash, shares of SoCal common stock at 120% of the then prevailing fair value as determined by an independent appraisal or shares of the SoCal’s Series A Non-Cumulative Perpetual Preferred Stock at face value.

The Senior Notes are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

PCBB Amendment and Waiver

On December 31, 2008, SoCal was in violation of three financial covenants relating to its $8.0 million loan from Pacific Coast Bankers’ Bank (“PCBB”). In the First Amendment and Waiver Agreement (the “Amendment”) executed April 14, 2009, both parties agreed to amend the loan terms and conditions in exchange for waiver of the covenant violations.

Terms of the new loan provide for, among other things, an increase in the loan rate from 310 basis points over 3-month LIBOR to 510 basis points over 3-month LIBOR. Until the following conditions are all satisfied, the loan rate will be increased by 300 basis points to 810 basis points over 3-month LIBOR:

•
either the Company receives funding pursuant to the United States Treasury’s Troubled Asset Relief Program in the form of preferred stock or at least $5.0 million of other new debt or equity funding is received by the Company;

•	depending on the source and amount of new funding, the PCBB’s loan principal shall be paid down by $2.0 to $2.5 million by December 31, 2009; and

•	no covenant breaches remain and no other events of default exist (other than the covenant violations temporarily waived by PCBB discussed above).

Certain PCBB loan financial covenants were also modified in the amendment and the scheduled loan amortized period was reduced from 33 quarters to 25 quarters. The Company also agreed to defer all interest and principal cash payments on loans due to the Fund, including any refinancing loans, and within its legal capacity to do so, defer all interest payments on its Fixed Rate Junior Subordinated Deferrable Interest Rate Debentures until the PCBB loan is fully repaid. The Company also agreed to defer all distributions and payments with respect to the Trust Preferred Security that was issued by Belvedere SoCal Statutory Trust I until the principal of the PCBB loan has been paid down to less than $5.5 million and no event of default exists and is continuing.

The Amendment is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On March 23, 2009, Larry D. Tashjian resigned from the SoCal board of directors. Mr. Tashjian will remain a Director of Professional Business Bank (“PBB”), a wholly owned subsidiary of SoCal.

On March 31, 2009, William Baribault submitted his resignation as Chairman of the board of directors of SoCal and PBB.

Executive Officers

Mary Lynn D. Lenz, Age: 54.  On March 16, 2009, Ms. Lenz was appointed President, CEO and Director of SoCal and PBB. Ms. Lenz previously served as President and CEO of Massachusetts-based Slade’s Ferry Bancorp which was acquired by Independent Bank Corp in 2008. Prior to Slade’s she was the Executive Vice President of Retail Banking for Citizens Bank of Massachusetts, a wholly owned subsidiary of Royal Bank of Scotland with assets of $164 billion. Her career also includes 10 years at Cleveland-based Key Corp in a variety of leadership roles in small business banking, mortgage banking and retail banking. Ms. Lenz attended the State University of New York, College of Buffalo and Niagara University. She served on numerous non-profit boards including Leadership SouthCoast, American Heart Association, Saint Anne’s Hospital (Fall River, MA) and the Massachusetts Bankers Association.

Under her three year employment agreement (the “Employment Agreement”), Ms. Lenz will receive annual compensation of $300,000, and will be eligible to receive an annual discretionary bonus under the Company’s incentive bonus plan. Ms. Lenz will also receive time and performance-based non-qualified stock options equal to 3% of the total number of shares of SoCal’s common stock outstanding as of March 16, 2009. Ms. Lenz will also be eligible to participate in the benefit plans and programs generally available to all Company employees.

The Employment Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Senior Note, dated January 30, 2009
10.2	Senior Note, dated February 13, 2009
10.3	Senior Note, dated March 31, 2009
10.4	First Amendment and Waiver Agreement, dated April 14, 2009
10.5	Employment Agreement, dated March 16, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2009
Belvedere SoCal

By:	/s/ Mary Lynn Lenz

Chief Executive Officer (Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Senior Note, dated January 30, 2009
10.2	Senior Note, dated February 13, 2009
10.3	Senior Note, dated March 31, 2009
10.4	First Amendment and Waiver Agreement, dated April 14, 2009
10.5	Employment Agreement, dated March 16, 2009